UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2008 (October 2, 2008)

GAMCO INVESTORS, INC.
(Exact name of registrant as specified in its charter)

New York	1-14761	13-4007862
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Corporate Center, Rye, NY
(Address of principal executive offices)
10580
(Zip Code)

(914) 921-3700
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

On October 2, 2008, GAMCO Investors, Inc. (the "Company") issued and sold $60,000,000 principal amount of a convertible promissory note due 2018 (the "Note") to Cascade Investment L.L.C. ("Cascade"), pursuant to a Note Purchase Agreement (the "Purchase Agreement"). The Note bears interest at a rate of 6.5% per annum and is convertible into shares of the Company's Class A Common Stock at an initial conversion price of $70 per share. The Company is required to repurchase the Note at the request of the holder on specified dates and after certain circumstances involving a Change of Control or Fundamental Change and is subject to an escrow agreement (each as defined in the Note). The escrow arrangement may be converted to an irrevocable letter of credit when economically feasible.  A copy of the Note is attached hereto as Exhibit 4.1 and is incorporated by reference herein.  The Purchase Agreement includes customary representations, warranties and covenants. A copy of the Purchase Agreement is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Cascade is the holder of several convertible promissory notes due August 14, 2011 ("2011 Notes") which collectively have an aggregate principal amount of $40 million. The Company granted Cascade certain demand registration rights and piggyback registration rights with respect to the shares of Class A Common Stock issuable upon conversion of the 2011 Notes, pursuant to a Registration Rights Agreement, dated as of August 14, 2001, between the Company and Cascade. On October 2, 2008, in connection with the issuance and sale of the Note, the Company entered into a First Amendment to the Registration Rights Agreement (the "First Amendment to Registration Rights Agreement"), granting Cascade similar rights with respect to the shares of Class A Common Stock issuable upon conversion of the Note. A copy of the First Amendment to Registration Rights Agreement is attached hereto as Exhibit 10.2 and is incorporated by reference herein.

Except as described above, the Company and its affiliates do not have any material relationships with Cascade.

Item 2.03.                      Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangementof a registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02.                      Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Company issued and sold the Note to Cascade in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"). The Company relied on the exemptions from registration based in part on representations made by Cascade in the Purchase Agreement. To the extent that any shares of the Company's Class A Common Stock are issued upon conversion of the Note, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof, because no commission or other remuneration is expected to be paid in connection with the conversion of the Note and any resulting issuance of shares of Class A Common Stock.

Item 9.01.                      Financial Statements and Exhibits.

Exhibits

4.1           Convertible Promissory Note, dated as of October 2, 2008
10.1           Note Purchase Agreement, dated as of October 2, 2008.
10.2           First Amendment to Registration Rights Agreement, dated as of October 2, 2008.
10.3           Escrow Agreement, dated as of October 2, 2008.

Exhibit Index

Exhibits

4.1           Convertible Promissory Note, dated as of October 2, 2008
10.1           Note Purchase Agreement, dated as of October 2, 2008.
10.2           First Amendment to Registration Rights Agreement, dated as of October 2, 2008.
10.3           Escrow Agreement, dated as of October 2, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMCO Investors, Inc.

By:  /s/ Jeffrey M. Farber

Jeffrey M. Farber
EVP and Chief Financial Officer

Date: October 3, 2008